Exhibit (10.1)

Option Agreement

THIS OPTION AGREEMENT (the “Agreement”) is made this 14 day of August, 2014, by and among:

(1) Cooper Tire Investment Holding (Barbados) Ltd, a company incorporated under the laws of Barbados with its legal address at Chancery House, High Street, Bridgetown, Barbados (“Cooper”);

(2) Chengshan Group Company Ltd., a company incorporated under the laws of People’s Republic of China (“PRC” or “China”) with its legal address at No. 98, Nanshan Road North, Rongcheng City, Shandong Province, PRC (“Chengshan”);

(3) Cooper Tire & Rubber Company, a company incorporated under the laws of the State of Delaware with its address at 701 Lima Avenue, Findlay, Ohio 45840 (“CTB”); and

(4) Prairie Investment Limited, a company duly registered and incorporated under the laws of Hong Kong with its registered office at Room 503, Hip Kwan Commercial Building, 38 Pitt Street, Yau Ma Tei,, Kowloon, Hong Kong (“Prairie”)

Cooper, Chengshan, CTB and Prairie, individually being referred to as a “Party”; and collectively being referred to as “Parties”. Chengshan and Prairie, collectively being referred to as “Chengshan Group”; and Cooper and CTB, collectively being referred to as “Cooper Group”.

RECITALS

Cooper is the registered and beneficial owner of the 65% equity interest in Cooper Chengshan (Shangdong) Tire Company Limited (“CCT”), and Chengshan is the registered and beneficial owner of the 35% equity interest in CCT.

In accordance with the Agreement dated January 29, 2014 and entered into by Cooper, Chengshan, CTB and the labor union of CCT (the “Settlement Agreement”) as attached hereto as Exhibit A, (i) Cooper and Chengshan have agreed to engage a valuation firm (the “Valuation Firm”) to complete a valuation of CCT, (ii) the Valuation Firm is to determine the fair market valuation of CCT, which, if greater than US$435 million, will be the “Option Price” and, if less than or equal to US$435 million, then the “Option Price” will be US$435 million (i.e., such greater amount will be the “Option Price”), and (iii) each of Cooper and Chengshan was granted certain rights to either purchase or sell its respective equity interest in CCT as set forth in this Agreement.

Upon completion of the fair market valuation of CCT by the Valuation Firm, the Valuation Firm will deliver to Cooper and Chengshan a final fair market valuation report (the date of such valuation report, the “Option Commencement Date”, provided, however, that if the Option Commencement Date shall not have occurred on or before the Option Commencement Deadline, then the Option Commencement Date shall never occur and this Agreement will be terminated in accordance with the Article 6). For the purposes of this Agreement, “Option Commencement Deadline” shall mean August 24, 2014, or such later date as may be (i) determined by Cooper in its sole discretion, or (ii) mutually agreed by Cooper and Chengshan in writing. If Cooper elects to extend the Option Commencement Deadline at its sole discretion, Cooper shall promptly notify Chengshan and the Escrow Agent (as defined below) that it has elected to extend such date and of the date that the Option Commencement Deadline has been extended

to. If Cooper and Chengshan mutually agree to extend the Option Commencement Deadline, Cooper and Chengshan shall jointly notify the Escrow Agent that they have elected to extend the Option Commencement Deadline and of the date that the Option Commencement Deadline has been extended to.

Upon Cooper and Chengshan receiving the final fair market valuation report from the Valuation Firm, Cooper and Chengshan shall as soon as possible, but in no event later than 5 business days (which shall not be subject to the Cure Period (as defined below)) after the Option Commencement Date, issue a joint notice, in the form attached hereto as Exhibit B (the “Joint Notice to Escrow Agent”), to the Escrow Agent notifying the Escrow Agent that (1) the final fair market valuation report has been received by Cooper and Chengshan, (2) the date that is the Option Commencement Date, and (3) the Option Price (which shall be determined as set forth above). The timing of delivery of the Joint Notice to Escrow Agent shall not impact the commencement of Chengshan’s Exercise Period (as defined below). Cooper and Chengshan further agree and acknowledge that Chengshan has irrevocably assigned its rights (but not its obligations) to purchase Cooper’s equity interest in CCT, should the Chengshan Call Option (as defined below) be exercised, under the Settlement Agreement and this Agreement to Prairie, a wholly-owned subsidiary of Chengshan.

The capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Settlement Agreement.

NOW, THEREFORE, in consideration of mutual promises and other valuable consideration, the Parties hereto agree as follows:

1.	RIGHTS AND OPTIONS OF CHENGSHAN

1.1	Chengshan’s Option

Upon the occurrence of the Option Commencement Date, Chengshan shall have the right, but not the obligation, to (a) cause Prairie to purchase from Cooper (and require Cooper to sell), all, but not less than all, of Cooper’s ownership interest in CCT at 65% of the Option Price (“Chengshan’s Call Option”), or (b) sell to Cooper (and require Cooper to purchase) all, but not less than all, of Chengshan’s 35% ownership interest in CCT at 35% of the Option Price (“Chengshan’s Put Option”) ((a) or (b) being “Chengshan’s Option”) at its election. Chengshan shall exercise Chengshan’s Option within 45 calendar days (which shall not be subject to the Cure Period) after the Option Commencement Date (“Chengshan’s Exercise Period”) in accordance with Article 1.2 of this Agreement.

1.2	Exercise of Chengshan’s Option

1.2.1	Chengshan shall, within Chengshan’s Exercise Period, deliver a written notice, in the forms attached hereto as Exhibit 1.2.1 (“Chengshan’s Exercise Notice”), to Cooper and the Escrow Agent to notify Cooper and the Escrow Agent of its election with respect to Chengshan’s Option. Chengshan’s Exercise Notice shall indicate whether Chengshan elects to exercise Chengshan’s Call Option, Chengshan’s Put Option or neither. Chengshan’s Exercise Notice shall be effective and binding upon delivery, and may not be withdrawn or altered without Cooper’s consent.

1.2.2	In the event Chengshan exercises Chengshan’s Call Option, then simultaneously with the delivery of Chengshan’s Exercise Notice, Chengshan shall provide to Cooper a, or a combination of, bank commitment letter(s) and/or confirmation letter(s) showing that Chengshan and Prairie have sufficient bank committed funding and/or segregated cash on deposit to ensure that Prairie shall be able to pay the Purchase Price (as defined in the Chengshan Equity Transfer Agreement). In the event that such bank commitment letter and/or bank confirmation letter(s) are issued to Chengshan, Chengshan hereby undertakes that it shall pay to Prairie any funds received from such bank(s) upon receipt. Such bank commitment letter(s) and/or bank confirmation letter(s) shall be issued by a nationally or internationally recognized bank(s) with standard commercial terms and conditions reasonably acceptable to Cooper and Chengshan.

1.2.3	After the exercise of Chengshan’s Option, the Parties agree to use their reasonable best efforts to complete the transactions contemplated by this Option Agreement, including, but not limited to, all the transactions contemplated by the applicable documents attached as Exhibits to this Option Agreement, in an expeditious manner.

1.2.4	In the event that Chengshan fails to properly exercise Chengshan’s Option (or elects to not exercise Chengshan’s Option) within 45 calendar days (which shall not be subject to the Cure Period) after the Option Commencement Date, or Chengshan has stated in Chengshan’s Exercise Notice that it does not wish to exercise Chengshan’s Option, Chengshan’s Option shall lapse and Chengshan and Prairie will have no further rights thereto. Thereafter, Cooper shall have the right (but not the obligation) to exercise Cooper’s Option (as defined below) in accordance with this Agreement.

2.	RIGHTS AND OPTION OF COOPER

2.1	Cooper’s Option.

Upon (a) the occurrence of the Option Commencement Date and (b) the occurrence of any of the following:

(i)	Chengshan’s indication that it will not exercise Chengshan’s Option;

(ii)	Chengshan has failed to exercise Chengshan’s Option within 45 calendar days (which shall not be subject to the Cure Period) after the Option Commencement Date;

(iii)	Chengshan has exercised Chengshan’s Call Option but Chengshan or Prairie has committed a Breach (as defined below), and such Breach is not curable or, if curable, is not cured within the Cure Period;

(iv)	Chengshan has exercised Chengshan’s Call Option but the MOC has issued a rejection or denial for the approval of the equity transfer;

(v)	Chengshan has exercised Chengshan’s Call Option but Prairie has failed to obtain MOC approval within 180 calendar days (or such extended period as may be agreed to by Cooper in writing pursuant to Article 5.3 below) (which shall only be subject to the Cure Period in the event that Cooper has committed a Breach that caused Prairie’s inability to obtain MOC approval) after the filing with the MOC pursuant to Article 3.1 below; or

(vi)	Chengshan has exercised Chengshan’s Call Option and Prairie has obtained MOC approval for the equity transfer, and Cooper has issued a Cooper Unwinding Notice pursuant to Article 5.5 below;

Cooper shall have the right, but not the obligation, to purchase from Chengshan (and require Chengshan to sell), all, but not less than all, of Chengshan’s ownership interest in CCT at 35% of the Option Price (the “Cooper’s Option”) (Chengshan’s Option and Cooper’s Option may collectively be referred to as the “Options” or each individually as an “Option”). Cooper shall be entitled to exercise Cooper’s Option within the following exercise periods (“Cooper’s Exercise Period”): (a) should subsections (i) or (ii) above occur, for 90 calendar days (which shall not be subject to the Cure Period) after the Option Commencement Date; (b) should subsection (iii) above occur, the later of the following: (1) until 45 calendar days (which shall not be subject to the Cure Period) after the date of delivery by Cooper of written notice of such Breach to Chengshan or Prairie if such Breach is not curable, or, if such Breach is curable, until 45 calendar days (which shall not be subject to the Cure Period) after the expiration of the Cure Period if the Breach has not been cured by such time, or (2) if Cooper has issued a Cooper Withdraw Notice (as defined below) or a Cooper Unwinding Notice (as defined below), until 45 calendar days (which shall not be subject to the Cure Period) after the date that the MOC confirms the withdrawal of the equity transfer application under Chengshan’s Call Option or the MOC approval of the equity transfer under Chengshan’s Call Option is unwound, as the case may be; (c) should subsection (iv) above occur, up to 45 calendar days (which shall not be subject to the Cure Period) after the date that Chengshan or Prairie notifies Cooper that the MOC issued the rejection or denial notice for the equity transfer under Chengshan’s Call Option; (d) should subsection (v) above occur, until 45 calendar days (which shall not be subject to the Cure Period) after the date that the MOC confirms the withdrawal of the equity transfer application under Chengshan’s Call Option; or (e) should subsection (vi) above occur, until 45 calendar days (which shall not be subject to the Cure Period) after the date the MOC approves the unwinding of the equity transfer under Chengshan’s Call Option. The exercise of Cooper’s Option shall be in accordance with Article 2.2 of this Agreement.

For the purposes of this Agreement:

(a)	“Breach” shall mean the failure by a Party to observe or perform any covenant, condition or agreement contained in this Agreement, the applicable Equity Transfer Agreement or the Settlement Agreement. For the avoidance of doubt, (i) a Breach by Prairie shall also be deemed a Breach by Chengshan, and a Breach by Chengshan shall also be deemed a Breach by Prairie, and (ii) a Breach by Cooper shall also be deemed a Breach by CTB, and a Breach by CTB shall also be deemed a Breach by Cooper;

(b)	“Breaching Party” shall mean a Party who has committed a Breach;

(c)	“Non-Breaching Parties” shall mean the other Parties who are not in Breach, and “Non-Breaching Party” shall mean either one of them; and

(d)	“Cure Period” shall mean the period ending on the date which is 30 calendar days following the date of delivery by a Non-Breaching Party of written notice of such Breach to a Breaching Party, provided, however, that there shall be no Cure Period (i) if such Breach is not curable, (ii) for any provision which has a specific time period for performance specified in this Agreement or the other applicable agreements, or (iii) where it is specifically provided that such time period or obligation shall not be subject to the Cure Period.

2.2	Exercise of Cooper’s Option.

2.2.1	Cooper shall, within Cooper’s Exercise Period, deliver a written notice, in the form attached hereto as Exhibit 2.2.1 (“Cooper’s Exercise Notice”), to Chengshan and the Escrow Agent to notify Chengshan and the Escrow Agent of its election with respect to Cooper’s Option. Cooper’s Exercise Notice shall be effective and binding upon delivery, and may not be withdrawn or altered without Chengshan’s consent.

2.2.2	In the event Cooper exercises Cooper’s Option, then simultaneously with the delivery of Cooper’s Exercise Notice, Cooper shall provide to Chengshan a, or a combination of, bank commitment letter(s) and/or confirmation letter(s) showing that Cooper has sufficient bank committed funding and/or segregated cash on deposit to pay the Purchase Price (as defined in the Cooper Equity Transfer Agreement). Such bank commitment letter(s) and/or bank confirmation letter(s) shall be issued by a nationally or internationally recognized bank(s) with standard commercial terms and conditions reasonably acceptable to Chengshan and Cooper.

2.2.3	After the exercise of Cooper’s Option, the Parties agree to use their reasonable best efforts to complete the transactions contemplated by this Option Agreement, including, but not limited to, all transactions contemplated by the applicable documents attached as Exhibits to this Option Agreement, in an expeditious manner.

2.2.4	In the event that Cooper fails to properly exercise Cooper’s Option (or elects to not exercise Cooper’s Option) within Cooper’s Exercise Period, Cooper’s Option shall lapse and Cooper shall have no further rights thereto.

3.	COMPLETION OF EQUITY TRANSFERS

3.1

In the event that Chengshan elects to exercise Chengshan’s Call Option, Prairie shall, and Chengshan shall cause Prairie to (and shall use its best efforts to ensure that Prairie does), initiate the application process to obtain all required approvals of the equity transfer transaction and all the relevant corporate changes arising from the exercise of Chengshan’s Call Option, including but not limited to the following: (i) within 10 business days (which shall not be subject to the Cure Period) after the release/delivery of the Transaction Documents for Chengshan Group’s Purchase (as defined below) by the Escrow Agent in accordance with Article 4.3.1, Chengshan shall, and shall cause Prairie to (and shall use its best efforts to ensure that Prairie does), file the Chengshan Equity Transfer Agreement (as defined below) for purchasing Cooper’s entire equity interest in CCT, along with any other requisite documents as may be required by the competent local branch of the Ministry of Commerce (the “MOC”) for approval, and (ii) within 10 business days (which shall not be subject to the Cure Period) after the payment of the Purchase Price (as defined in Chengshan Equity Transfer Agreement) to Cooper in accordance with Article 3.7 herein and the receipt of such Purchase Price by Cooper, Prairie shall, and Chengshan shall cause Prairie to (and shall use its best efforts to ensure that Prairie does), file all the requisite documents as may be required by the local branch of the State Administration of Industry and Commerce (the “SAIC”, and along with the MOC, the “Approval Authorities”) for the registration of corporate changes of CCT. In case the Approval Authorities may require additional supporting documents for their review, the Parties shall use their reasonable best efforts to assist and cooperate with each other for the prompt preparation, execution and filing of such documents, if necessary. Within 3 business days (which shall not be subject to the Cure Period) after the Chengshan Group has made the requisite filing with the MOC pursuant to (i) above, Chengshan shall deliver a written notice to Cooper, with a copy to the Escrow Agent, informing Cooper and the Escrow Agent that Prairie has made the requisite MOC filing and the date that such filing was made. Chengshan and Prairie shall also provide a copy of each filing receipt from the Approval Authorities to Cooper for its record.

3.2	In the event that Cooper elects to exercise Cooper’s Option, or Chengshan elects to exercise Chengshan’s Put Option, Cooper shall initiate the application process to obtain all required approvals of the equity transfer transaction and the relevant corporate changes arising from the exercise of Cooper’s Option or Chengshan’s Put Option, including but not limited to the following: (i) within 10 business days (which shall not be subject to the Cure Period) after the release/delivery of the Transaction Documents for Cooper’s Purchase (as defined below) by the Escrow Agent in accordance with Article 4.3.2, Cooper shall file the Cooper Equity Transfer Agreement (as defined below), along with any other requisite documents as may be required by the MOC for approval, and (ii) within 10 business days (which shall not be subject to the Cure Period) after the payment of the Purchase Price (as defined in Cooper Equity Transfer Agreement) by Cooper in accordance with Article 3.6 herein and the receipt of such Purchase Price by Chengshan, Cooper shall file all the requisite documents as may be required by the SAIC for the registration of corporate changes of CCT. In case the Approval Authorities may require additional supporting documents for their review, the Parties shall use their reasonable best efforts to assist and cooperate with each other for the prompt preparation, execution and filing of such documents, if necessary. Within 3 business days (which shall not be subject to the Cure Period) after Cooper made the requisite filing with the MOC pursuant to (i) above, Cooper shall deliver a written notice to Chengshan, with a copy to the Escrow Agent, informing Chengshan and the Escrow Agent that it has made the requisite MOC filing and the date that such filing was made. Cooper shall also provide a copy of each filing receipt from the Approval Authorities to Chengshan for its record.

3.3	During the review period of the Approval Authorities, Cooper and Chengshan Group will provide all necessary information and documents upon the request of such Approval Authorities and use their reasonable best efforts to obtain all necessary and appropriate approvals for the equity transfer arising from the exercise of Chengshan’s Option or Cooper’s Option, as applicable, in an expeditious manner.

3.4	Completion of the equity transfer arising from the exercise of Chengshan’s Option or Cooper’s Option, as applicable, shall take place after all necessary approvals and registrations are completed, and in accordance with the terms of the Chengshan Equity Transfer Agreement or the Cooper Equity Transfer Agreement, as applicable.

3.5	Within 3 business days (which shall not be subject to the Cure Period) after receiving notification from the MOC of the approval for the equity transfer transaction arising from the exercise of Chengshan’s Call Option, Chengshan shall deliver a written notice to Cooper, with a copy to the Escrow Agent, informing Cooper that the MOC has approved the equity transfer, and the date that such approval was issued. Within 3 business days (which shall not be subject to the Cure Period) after receiving notification from the MOC of the approval for the equity transfer transaction arising from the exercise of either Chengshan’s Put Option or Cooper’s Option, Cooper shall deliver a written notice to Chengshan, with a copy to the Escrow Agent, informing Chengshan that the MOC has approved the equity transfer, and the date that such approval was issued.

3.6	For the purpose of this Option Agreement, a “business day” means a day which is not a Saturday or Sunday or a public holiday in China, Hong Kong, Barbados or the United States.

3.7	After the approval from the MOC of the equity transfer transaction arising from the exercise of either Chengshan’s Call Option, Chengshan’s Put Option or Cooper’s Option, as applicable, the Party purchasing the other Party’s equity interest in CCT shall complete the payment of the Purchase Price (as defined in the applicable Equity Transfer Agreement), including but not limited to obtaining the approval from the foreign exchange authority for the purpose of making such payment, if needed. The payment of the Purchase Price (as defined in the applicable Equity Transfer Agreement) should be made in accordance with the following:

3.7.1	As soon as reasonably possible, but in any event within 60 calendar days (which shall not be subject to the Cure Period) from the date that the equity transfer was approved by the MOC (the “Payment Period”), the Party purchasing the other Party’s equity interest in CCT shall pay an amount in cash equal to the Purchase Price (as defined in the applicable Equity Transfer Agreement), by way of electronic transfer (the selling Party and the buying Party shall bear their respective bank charges) of immediate available funds to the account designated by the selling Party (in the case that Chengshan is the selling Party, the account designated shall be located in China; and in the case that Cooper is the selling Party, the account designated shall be located outside of China) free and clear of any set-off, counterclaim or deduction whatsoever, except as may be specifically set forth in the applicable Equity Transfer Agreement. For the purposes of this Article 3.7.1, the term “China” shall exclude Hong Kong, Macau and Taiwan. For the avoidance of doubt, Chengshan shall be jointly and severally liable for any payment obligations of Prairie, including the payment obligations of Prairie under this Agreement and the Chengshan Equity Transfer Agreement.

3.7.2	On the 50th calendar day during the Payment Period, if payment of the Purchase Price (as defined in the applicable Equity Transfer Agreement) has not been made by the Party purchasing the other Party’s equity interest in CCT, the Parties shall immediately discuss if a 30-day extension for the payment should be granted to the Party purchasing the other Party’s equity interest in CCT, provided, however, if the Parties are not able to reach an agreement on the extension before the expiry of the Payment Period, the Payment Period shall remain unchanged.

3.7.3	If payment of the Purchase Price (as defined in the applicable Equity Transfer Agreement) has not been made by the Party purchasing the other Party’s equity interest in CCT, and received by the Party selling its equity interest in CCT, prior to the expiry of the Payment Period or any mutually agreed upon extension thereof, the Party selling its equity interest in CCT shall be entitled to require an unwinding of the MOC approval pursuant to Articles 5.5 or 5.6 below, as the case may be, unless Article 3.7.4 below applies.

3.7.4	If payment of the Purchase Price (as defined in the applicable Equity Transfer Agreement) has been made by the Party purchasing the other Party’s equity interest in CCT (and in which case the Party purchasing the other Party’s equity interest in CCT shall deliver a payment certificate and other reasonable evidence showing that the payment has been made to the Party selling its equity interest in CCT), but not received by the Party selling its equity interest in CCT, prior to the expiry of the Payment Period or any mutually agreed upon extension thereof, due to (i) a restriction or other action of a governmental authority, or (ii) an error in the banking or wire transfer system which is not caused by or attributable to the Party purchasing the other Party’s equity interest in CCT (or by Chengshan, if Prairie is the Party purchasing the equity interest in CCT) or the bank selected or used by the Party purchasing the other Party’s equity interest in CCT to process the wire transfer of the Purchase Price (as defined in the applicable Equity Transfer Agreement) to the Party selling its equity interest in CCT, then (a) the Party purchasing the other Party’s equity interest in CCT shall use its best efforts to ensure that the Party selling its equity interest in CCT receives the Purchase Price (as defined in the applicable Equity Transfer Agreement) as soon as possible, but in any event no later than 30 calendar days (which shall not be subject to the Cure Period) after the Payment Period or any mutually agreed upon extension thereof, and (b) in the event that the Party selling its equity interest in CCT does not receive the Purchase Price (as defined in the applicable Equity Transfer Agreement) within 30 calendar days (which shall not be subject to the Cure Period) after the Payment Period or any mutually agreed upon extension thereof, the Party selling its equity interest in CCT shall be entitled to require an unwinding of the MOC approval pursuant to Articles 5.5 or 5.6 below, as the case may be.

4.	ESCROW

4.1

For the purpose of the transactions contemplated in this Agreement, the Parties agree to appoint JunZeJun Law Offices, as third party escrow agent (the “Escrow Agent”) and an Escrow Services Agreement will be signed simultaneously with the execution of this Agreement in a form and substance as set forth in Exhibit 4.1. The Escrow Services Agreement shall include a provision stating that (i) in the event Chengshan exercises the Chengshan Call Option, the Escrow Agent shall insert a number that is equal to 65% of the Option Price into the blank space in the definition of the Purchase Price under Section 1.2 of the Chengshan Equity Transfer Agreement as the Purchase Price, and shall fill in the dates of the Chengshan Equity Transfer Agreement, and the executed board resolutions and shareholder resolutions included in the Transaction Documents for Chengshan Group’s Purchase, and (ii) in the event Chengshan exercises the Chengshan Put Option or Cooper exercises the Cooper Option, then the Escrow Agent shall insert a number that is equal to 35% of the Option Price into the blank space in the definition of the Purchase Price under Section 1.2 of the Cooper Equity Transfer Agreement as the Purchase Price and shall fill in the dates of the Cooper Equity Transfer Agreement, and the executed board resolutions and shareholder resolutions included in the Transaction Documents for Cooper’s Purchase.

4.2	Simultaneously with the signing of this Agreement, Chengshan and Cooper shall deliver executed copies of undated Transaction Documents for Chengshan Group’s Purchase, Transaction Documents for Cooper’s Purchase, Withdraw Documents for Chengshan Group’s Purchase, Withdraw Documents for Cooper’s Purchase, Unwinding Documents for Chengshan Group’s Purchase, and Unwinding Documents for Cooper’s Purchase (each as defined below), in each case executed by all the parties thereto, to the Escrow Agent, to be held in escrow.

4.2.1	The following documents (collectively, the “Transaction Documents for Chengshan Group’s Purchase”) will be placed into escrow and released in accordance with Article 4.3.1 below:

(a)	an agreement, in form and substance as the “Agreement for The Transfer of Equity Interest in Cooper Chengshan (Shandong) Tire Company Limited” attached hereto as Exhibit 4.2.1(a) (the “Chengshan Equity Transfer Agreement”) in connection with the purchase of Cooper’s interest in CCT by Prairie;

(b)	a TBR Offtake Agreement between CCT and CTB in the form and substance as set forth in Exhibit 4.2.1(b);

(c)	a PCR Offtake Agreement between CCT and CTB in the form and substance as set forth in Exhibit 4.2.1(c);

(d)	a termination agreement between CCT and CTB for the Trademark License Agreement dated October 27, 2005 by and among CCT and CTB in the form and substance as set forth in Exhibit 4.2.1(d);

(e)	a termination agreement between CCT and CTB for the Technical Assistance and Technology License Agreement dated October 27, 2005 by and among CCT and CTB in the form and substance as set forth in Exhibit 4.2.1(e);

(f)	a termination notice from CTBX Company to CCT for the Secondment Agreement dated February 4, 2006 by and among CTBX Company and CCT in the form and substance as set forth in Exhibit 4.2.1(f);

(g)	a patent and domain name assignment agreement between CCT and CTB in the form and substance as set forth in Exhibit 4.2.1(g);

(h)	a transition service agreement in the form and substance as set forth in Exhibit 4.2.1(h);

(i)	the board resolutions by Prairie and the board resolutions by Cooper approving the execution of Chengshan Equity Transfer Agreement; and

(j)	a board resolution of CCT approving the transactions contemplating under the Chengshan Equity Transfer Agreement.

4.2.2	The following documents (collectively, the “Transaction Documents for Cooper’s Purchase”) will be placed into escrow and released in accordance with Article 4.3.2 below:

(a)	an agreement, in form and substance as the “Agreement for The Transfer of Equity Interest in Cooper Chengshan (Shangdong) Tire Company Limited” attached hereto as Exhibit 4.2.2(a) (the “Cooper Equity Transfer Agreement”, and, together with the Chengshan Equity Transfer Agreement, the “Equity Transfer Agreement”) in connection with the purchase of Chengshan’s interest in CCT by Cooper,

(b)	a transition services agreement in the form and substance as set forth in Exhibit 4.2.2(b);

(c)	a patent assignment agreement between CCT and Chengshan in the form and substance as set forth in Exhibit 4.2.2(c);

(d)	a termination agreement in the form and substance as set forth in Exhibit 4.2.2(d);

(e)	the shareholders’ meeting resolutions by Chengshan and the board resolutions by Cooper approving the execution of Cooper Equity Transfer Agreement; and

(f)	a board resolution of CCT approving the transactions contemplating under the Cooper Equity Transfer Agreement.

4.2.3	The following documents (the “Withdraw Documents for Chengshan Group’s Purchase”) will be placed into escrow and released in accordance with Article 4.4:

(a)	a Petition for Withdrawing the Application in the form and substance as set forth in Exhibit 4.2.3(a).

4.2.4	The following documents (the “Withdraw Documents for Cooper’s Purchase”) will be placed into escrow and released in accordance with this Article 4.5:

(a)	a Petition for Withdrawing the Application in the form and substance as set forth in Exhibit 4.2.4(a).

4.2.5	The following documents (the “Unwinding Documents for Chengshan Group’s Purchase”) will be placed into escrow and released in accordance with Article 4.6:

(a)	an Application for Unwinding of the Approval in the form and substance as set forth in Exhibit 4.2.5(a).

4.2.6	The following documents (the “Unwinding Documents for Cooper’s Purchase”) will be placed into escrow and released in accordance with Article 4.7:

(a)	an Application for Unwinding of the Approval in the form and substance as set forth in Exhibit 4.2.6(a).

4.3	Upon the receipt by the Escrow Agent of either Chengshan’s Exercise Notice or Cooper’s Exercise Notice, the Escrow Agent shall immediately release to the Parties original copies of the following documents:

4.3.1	if Chengshan exercises Chengshan’s Call Option, the Chengshan Equity Transfer Agreement (i.e., Article 4.2.1(a)) and the executed board resolutions included in the Transaction Documents for Chengshan Group’s Purchase (i.e., Article 4.2.1(i) and 4.2.1(j)); or

4.3.2	if Chengshan exercises Chengshan’s Put Option or Cooper exercises Cooper’s Option, the Cooper Equity Transfer Agreement (i.e., Article 4.2.2(a)) and the executed board resolutions and shareholder resolutions included in the Transaction Documents for Cooper’s Purchase (i.e., Article 4.2.2 (e) and 4.2.2 (f)).

4.4	Upon the receipt by the Escrow Agent of the Cooper Withdraw Notice (as defined below), the Escrow Agent shall immediately release to Cooper original copies of the Withdraw Documents for Chengshan Group’s Purchase set out in Article 4.2.3.

4.5	Upon receipt by the Escrow Agent of the Chengshan Group Withdraw Notice (as defined below), the Escrow Agent shall immediately release to Chengshan original copies of the Withdraw Documents for Cooper’s Purchase set forth in Section 4.2.4.

4.6	Upon receipt by the Escrow Agent of the Cooper Unwinding Notice (as defined below), the Escrow Agent shall immediately release to Cooper original copies of the Unwinding Documents for Chengshan Group’s Purchase set forth in Section 4.2.5.

4.7	Upon receipt by the Escrow Agent of the Chengshan Group Unwinding Notice(as defined below), the Escrow Agent shall immediately release to Chengshan original copies of the Unwinding Documents for Cooper’s Purchase set forth in Section 4.2.6.

4.8	The Party that is purchasing the other Party’s equity interest in CCT shall provide such other Party and the Escrow Agent written notice indicating that the conditions for Closing (as defined in the applicable Equity Transfer Agreement) set forth in Article 2 of the applicable Equity Transfer Agreement have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing (as defined in the applicable Equity Transfer Agreement), but subject to the fulfillment or waiver of those conditions), within 5 business days (which shall not be subject to the Cure Period) of the satisfaction of such conditions. Such notice shall include a copy of CCT’s newly issued business license reflecting the transfer of equity. Upon the receipt of such written notice, the Escrow Agent shall release simultaneously with the closing of the equity transfer transaction contemplated in the applicable Equity Transfer Agreement the original copies of all the remaining documents from either the Transaction Documents for Chengshan Group’s Purchase, in the event that Prairie is the purchaser, or the Transaction Documents for Cooper’s Purchase, in the event that Cooper is the purchaser, to Chengshan and Cooper.

4.9	Upon the earliest of (a) both Chengshan and Cooper failing to properly exercise Chengshan’s Option or Cooper’s Option, as applicable, before all such Options expire pursuant to the terms of this Agreement, (b) written notice from Cooper or Chengshan if the Option Commencement Date has not occurred on or before the Option Commencement Deadline, (c) written instructions from Cooper and Chengshan, (d) 10 calendar days after release by the Escrow Agent of the documents in Article 4.8, or (e) the termination of this Option Agreement in accordance with Article 6, the Escrow Agent shall destroy all other remaining Transaction Documents for Chengshan Group’s Purchase, Transaction Documents for Cooper’s Purchase, Withdraw Documents for Chengshan Group’s Purchase, Withdraw Documents for Cooper’s Purchase, Unwinding Documents for Chengshan Group’s Purchase, and Unwinding Documents for Cooper’s Purchase which have not been previously released.

4.10	For the purpose of this Article 4, the release of the documents by the Escrow Agent to Cooper or Chengshan shall be delivered to the following addresses, or to such other address as may be hereafter designated in writing on seven (7) days’ notice by the relevant Party:

CHENGSHAN

Address:	No. 98, Nanshan Road North, Rongcheng City, Shandong Province, PRC
Tel:	0631-7523079
Fax:	0631-7523079
Attn:	Shuhong Liu

COOPER

Address:	c/o Jones Day 32nd Floor, China World Office 1, No.1, Jianguomenwai Avenue, Beijing, 100004, China.
Tel:	8610-58661211
Fax:	8610-58661122
Attn:	Partner-in-Charge

5.	FAILURE TO COMPLETE EQUITY TRANSFER

5.1	Should Chengshan or Cooper exercise Chengshan’s Option or Cooper’s Option, as applicable, but the equity transfer contemplated thereby (the “Equity Transfer”) fails to be consummated in accordance with the terms and conditions of this Agreement and the applicable Equity Transfer Agreement due to a Breach by a Breaching Party, and such Breach is either not curable or, if curable, is not cured by the expiry of the Cure Period, the Non-Breaching Parties shall be entitled to, collectively, at their election, (a) a penalty of US$15 million against the Breaching Party whose breach was the primary cause of the failure of the Equity Transfer to be consummated, and/or (b) seek specific performance against the Breaching Party as permissible under applicable laws. In addition, should a Breaching Party be the party exercising the Option, then the Option exercised by the Breaching Party shall immediately terminate and be of no further force and effect at the election of the Non-Breaching Parties (the Non-Breaching Parties can make such election regardless of whether it also seeks specific performance pursuant to the above).

5.2	In the event that Chengshan exercised Chengshan’s Call Option but the MOC has issued a rejection or denial for the approval of the equity transfer between Cooper and Prairie, Chengshan’s Call Option shall terminate and be of no further force and effect, and the Chengshan Equity Transfer Agreement shall terminate immediately (and the Parties shall take all such actions and steps necessary or advisable to ensure and confirm that the Chengshan Equity Transfer Agreement shall be terminated, including, but not limited to, executing, giving and/or filing any notices or forms which are necessary or advisable to effect or confirm such termination), and for the avoidance of doubt, Chengshan’s Put Option shall also lapse and be of no further force and effect. Within 3 business days (which shall not be subject to the Cure Period) after receiving notification from the MOC of the rejection or denial for the approval of the equity transfer between Cooper and Prairie arising from the exercise of Chengshan’s Call Option, Chengshan shall deliver a written notice to Cooper, with a copy to the Escrow Agent, informing Cooper that the MOC has rejected or denied the approval of the equity transfer. Upon the MOC rejecting or denying the equity transfer from Cooper to Chengshan, Cooper shall have until the 45th calendar day (which shall not be subject to the Cure Period) after receiving the above written notice from Chengshan to exercise Cooper’s Option by following the procedure set forth in Article 2.

5.3	In the event that Chengshan exercised Chengshan’s Call Option and (i) the MOC has not approved Prairie’s purchase of Cooper’s ownership interest in CCT within 180 calendar days (which shall only be subject to the Cure Period to the extent that Cooper has committed a Breach that caused Prairie’s inability to obtain MOC approval) after the filing with the MOC pursuant to Article 3.1 above by Chengshan Group, and unless Cooper agrees to the extension of such 180-day period in writing (which extension, if any, shall only be subject to the Cure Period to the extent that Cooper has committed a Breach that caused Prairie’s inability to obtain MOC approval), or (ii) Chengshan or Prairie has committed a Breach prior to the MOC approving Prairie’s purchase of Cooper’s ownership interest in CCT, and Cooper has delivered written notice of such Breach to Chengshan or Prairie, and such Breach is not curable or, if curable, is not cured by the expiry of the Cure Period, Chengshan’s Call Option shall terminate and be of no further force and effect, and the Chengshan Equity Transfer Agreement shall terminate immediately (and the Parties shall take all such actions and steps necessary or advisable to ensure and confirm that the Chengshan Equity Transfer Agreement shall be terminated, including, but not limited to, executing, giving and/or filing any notices or forms which are necessary or advisable to effect or confirm such termination), and for the avoidance of doubt, Chengshan’s Put Option shall also lapse and be of no further force and effect. Upon Chengshan’s Call Option terminating pursuant to the above, Cooper may promptly deliver a written notice to Chengshan and the Escrow Agent simultaneously (the “Cooper Withdraw Notice”) specifying its requirement to withdraw the approval application at MOC. Upon release by the Escrow Agent to Cooper of the Withdraw Documents for Chengshan Group’s Purchase set forth in Article 4.2.3, Cooper shall submit such documents to the MOC to notify the MOC that Prairie and Cooper wish to withdraw the application for MOC approval. The Parties agree to use their reasonable best efforts to make all filings and take all such actions and steps to complete the withdrawal of the approval application at MOC as expeditiously as possible. At any time after Cooper issues the Cooper Withdraw Notice and until 45 calendar days (which shall not be subject to the Cure Period) after the date that the MOC confirms the withdrawal of the equity transfer application under Chengshan’s Call Option, Cooper shall have the right but not the obligation to exercise Cooper’s Option by following the procedure set forth in Article 2.

5.4	In the event that Chengshan exercised Chengshan’s Put Option, or Cooper exercised Cooper’s Option, and (i) the MOC has not approved Cooper’s purchase of Chengshan’s ownership interest in CCT within 180 calendar days (which shall only be subject to the Cure Period to the extent that Chengshan Group has committed a Breach that caused Cooper’s inability to obtain MOC approval) after the filing with the MOC pursuant to Article 3.2 above, unless Chengshan agrees to the extension of such 180-day period in writing (which extension, if any, shall only be subject to the Cure Period to the extent that Chengshan or Prairie has committed a Breach that caused Cooper’s inability to obtain MOC approval), or (ii) Cooper has committed a Breach prior to the MOC approving Cooper’s purchase of Chengshan’s ownership interest in CCT, and Chengshan has delivered written notice of such Breach to Cooper, and such Breach is not curable or, if curable, is not cured by the expiry of the Cure Period, Cooper’s Option or Chengshan’s Put Option, as the case may be, shall terminate and be of no further force and effect, and the Cooper Equity Transfer Agreement shall terminate immediately (and the Parties shall take all such actions and steps necessary or advisable to ensure and confirm that the Cooper Equity Transfer Agreement shall be terminated, including, but not limited to, executing, giving and/or filing any notices or forms which are necessary or advisable to effect or confirm such termination). Upon Cooper’s Option or Chengshan’s Put Option terminating pursuant to the above, Chengshan may promptly deliver a written notice to Cooper and the Escrow Agent simultaneously (the “Chengshan Withdraw Notice”) specifying its requirement to withdraw the approval application at MOC. Upon release by the Escrow Agent to Chengshan of the Withdraw Documents for Cooper’s Purchase set forth in Section 4.2.4, Chengshan shall submit such documents to the MOC to notify the MOC that Cooper and Chengshan wish to withdraw the application for MOC approval. The Parties agree to use their reasonable best efforts to make all filings and take all such action and steps to complete the withdrawal of the approval application at MOC as expeditiously as possible.

5.5

In the event that Chengshan exercised Chengshan’s Call Option, and (i) the MOC has issued its approval for Prairie’s purchase of Cooper’s ownership interest in CCT, but payment of the Purchase Price (as defined in the Chengshan Equity Transfer Agreement) has not been made by Prairie, or has been made by Prairie but not received by Cooper (except as provided in subsection (ii) below), prior to the expiry of the Payment Period or any mutually agreed upon extension thereof, (ii) the MOC has issued its approval for Prairie’s purchase of Cooper’s ownership interest in CCT, and payment of the Purchase Price (as defined in the applicable Equity Transfer Agreement) has been made by Prairie, but not received by Cooper, prior to the expiry of the Payment Period or any mutually agreed upon extension thereof, due to (a) a restriction or other action of a governmental authority, or (b) an error in the banking or wire transfer system which is not caused by or attributable to Chengshan or Prairie or the bank selected or used by Chengshan or Prairie to process the wire transfer of the Purchase Price (as defined in the Chengshan Equity Transfer Agreement) to Cooper, and despite Chengshan and Prairie’s best efforts, Cooper still has not received the Purchase Price (as defined in the applicable Equity Transfer Agreement) within 30 calendar days (which shall not be subject to the Cure Period) after the Payment Period or any mutually agreed upon extension thereof, or (iii) Chengshan or Prairie has committed a Breach after the MOC has issued its approval for Prairie’s purchase of Cooper’s ownership interest in CCT, but before payment of the Purchase

Price (as defined in the Chengshan Equity Transfer Agreement) has been made, and such Breach is not curable or, if curable, is not cured by the expiry of the Cure Period, Cooper shall have the right (but not the obligation) to require that the MOC approval be unwound by delivering a written notice to Chengshan and the Escrow Agent simultaneously (the “Cooper Unwinding Notice”) specifying its requirement that the MOC approval be unwound. Once Cooper issues the Cooper Unwinding Notice, Chengshan’s Call Option shall terminate and be of no further force and effect, and the Chengshan Equity Transfer Agreement shall terminate immediately (and the Parties shall take all such actions and steps necessary or advisable to ensure and confirm that the Chengshan Equity Transfer Agreement shall be terminated, including, but not limited to, executing, giving and/or filing any notices or forms which are necessary or advisable to effect or confirm such termination), and for the avoidance of doubt, Chengshan’s Put Option shall also lapse and be of no further force and effect. Upon release by the Escrow Agent to Cooper of the Unwinding Documents for Chengshan Group’s Purchase set forth in Section 4.2.5, Cooper shall submit such documents to the MOC and apply to the MOC for the unwinding of its approval. The Parties shall use their reasonable best efforts to make all filings and take all such action and steps to complete the unwinding of the MOC approval in a timely manner so that CCT is restored to its original position and condition before Chengshan exercised Chengshan’s Call Option. Once Cooper issues the Cooper Unwinding Notice, Cooper shall then have until 45 calendar days (which shall not be subject to the Cure Period) after the date that the MOC approves such unwinding to exercise Cooper’s Option by following the procedure set forth in Article 2.

5.6

In the event that Chengshan exercised Chengshan’s Put Option, or Cooper exercised Cooper’s Option, and (i) the MOC has issued its approval for Cooper’s purchase of Chengshan’s ownership interest in CCT, but payment of the Purchase Price (as defined in the Cooper Equity Transfer Agreement) has not been made by Cooper, or has been made by Cooper but not received by Chengshan (except as provided in subsection (ii) below), prior to the expiry of the Payment Period or any mutually agreed upon extension thereof, (ii) the MOC has issued its approval for Cooper’s purchase of Chengshan’s ownership interest in CCT, and payment of the Purchase Price (as defined in the Cooper Equity Transfer Agreement) has been made by Cooper, but not received by Chengshan, prior to the expiry of the Payment Period or any mutually agreed upon extension thereof, due to (a) a restriction or other action of a governmental authority, or (b) an error in the banking or wire transfer system which is not caused by or attributable to Cooper or the bank selected or used by Cooper to process the wire transfer of the Purchase Price to Chengshan, and despite Cooper’s best efforts, Chengshan still has not received the Purchase Price (as defined in the applicable Equity Transfer Agreement) within 30 calendar days (which shall not be subject to the Cure Period) after the Payment Period or any mutually agreed upon extension thereof, or (iii) Cooper has committed a Breach after the MOC has issued its approval for Cooper’s purchase of Chengshan’s ownership interest in CCT, but before payment of the Purchase Price (as defined in the Cooper Equity Transfer Agreement) has been made, and such Breach is not curable or, if curable, is not cured by the expiry of the Cure Period, Chengshan shall have the right (but not the obligation) to require that the MOC approval be unwound by delivering a written notice to Cooper and the Escrow Agent simultaneously (the “Chengshan Unwinding Notice”) specifying its requirement that the MOC approval be unwound. Once Chengshan issues the Chengshan Unwinding Notice, Chengshan’s Put Option or Cooper’s Option, as the case may be, shall terminate and be of no further force and effect, and the Cooper Equity Transfer Agreement shall terminate immediately (and the Parties shall take all such actions and steps necessary or advisable to ensure and confirm that the Cooper Equity Transfer Agreement shall be terminated, including, but not limited to, executing, giving and/or filing any notices or forms which are necessary or advisable to effect or confirm such termination). Upon receipt of the Chengshan Unwinding Notice, the Escrow Agent shall release the Unwinding Documents for Cooper’s Purchase set forth in Section 4.2.6 to Chengshan, and Chengshan shall submit such documents to the MOC and apply to the MOC for the unwinding of its approval. The Parties shall use their reasonable best efforts to make all filings and take all such action and steps to complete the unwinding of the MOC approval in a timely manner so that CCT is restored to its original position and condition before Chengshan exercised Chengshan’s Put Option, or Cooper exercised Cooper’s Option, as the case may be.

Notwithstanding the remedies set forth herein, the Non-Breaching Parties shall also be entitled to seek damages and all other remedies available to them under applicable laws.

CTB shall be jointly and severally liable for any and all obligations and liabilities of Cooper under this Agreement, and for any and all obligations and liabilities of Cooper and its affiliates (to the extent applicable) under the following documents:

(i)	the Chengshan Equity Transfer Agreement;

(ii)	the Cooper Equity Transfer Agreement;

(iii)	the Termination Notice for the Secondment Agreement as set forth in Exhibit 4.2.1(f);

(iv)	the Patent Assignment and Domain Name Agreement as set forth in Exhibit 4.2.1(g);

(v)	the transition services agreement as set forth in Exhibit 4.2.2(b);

(vi)	the patent assignment agreement as set forth in Exhibit 4.2.2(c); and

(vii)	the termination agreement as set forth in Exhibit 4.2.2(d).

Chengshan shall be jointly and severally liable (as both a joint obligor and guarantor) for any and all obligations and liabilities of Prairie under this Agreement and the Chengshan Equity Transfer Agreement. Prairie shall be jointly and severally liable (as both a joint obligor and guarantor) for any and all obligations and liabilities of Chengshan under this Agreement and the Escrow Agreement. Chengshan further undertakes that Prairie shall remain throughout the term of this Agreement a wholly-owned subsidiary of Chengshan and under the full control of Chengshan.

Chengshan shall promptly file this Agreement with the local competent branch of the State Administration of Foreign Exchange (“SAFE”) and complete the registration of its undertaking as the guarantor of Prairie’s obligations pursuant to the terms of this Agreement within 5 calendar days (which shall not be subject to the Cure Period) after signing of this Agreement, but in any event prior to the Option Commencement Date. Upon the completion of the registration of this Agreement with SAFE, Chengshan shall provide an official receipt issued by SAFE for the completion of such registration to Cooper for its records.

6.	TERMINATION

The rights granted under this Agreement shall terminate in the following manner: (a) upon the mutual written agreement of Cooper and Chengshan, (b) automatically upon the non-occurrence of the Option Commencement Date on or before the Option Commencement Deadline, (c) automatically once all of the Options granted to Chengshan and Cooper have lapsed or expired pursuant to the terms of this Agreement, (d) at the election of a Non-Breaching Party upon the termination of the Settlement Agreement in accordance with its terms, or (e) at the election of a Non-Breaching Party upon the Breach or failure to perform by a Breaching Party, if such Breach or failure to perform or comply prohibits or materially impairs the consummation of the transactions contemplated by this Agreement and the applicable Equity Transfer Agreement, and is either not curable or, if curable, is not cured by the expiry of the Cure Period, provided that the Non-Breaching Party has used reasonable efforts to assist in the cure of such Breach or failure. The termination of this Agreement shall not affect the Parties’ rights, obligations or liabilities with respect to any Breach that may have occurred. Upon the termination of this Agreement, any of the Chengshan Equity Transfer Agreement or the Cooper Equity Transfer Agreement that may then be in effect shall be automatically terminated, and the Parties shall take all such actions and steps necessary or advisable to ensure and confirm that the Chengshan Equity Transfer Agreement or the Cooper Equity Transfer Agreement that may then be in effect shall be terminated, including, but not limited to, executing, giving and/or filing any notices or forms which are necessary or advisable to effect or confirm such termination. In addition, in the event that either of Chengshan’s Option or Cooper’s Option is terminated due to whatever reason, the Chengshan Equity Transfer Agreement or Cooper Equity Transfer Agreement that may then be in effect shall be automatically terminated, and the Parties shall take all such actions and steps necessary or advisable to ensure and confirm that the Chengshan Equity Transfer Agreement or the Cooper Equity Transfer Agreement that may then be in effect shall be terminated, including, but not limited to, executing, giving and/or filing any notices or forms which are necessary or advisable to effect or confirm such termination. In the event that this Agreement is terminated, each Party will promptly engage in good faith discussions with the other Party with respect to the new ownership structure for CCT, provided that neither party is obligated to agree to any changes in the ownership structure except as expressly provided herein or in another written agreement between the Parties.

7.	CONFIDENTIALITY

The Parties will hold, and will use their best efforts to cause its affiliates, and their respective representatives to hold all confidential information of the other Party in strict confidence from any person (other than any such affiliate or representatives on need-to-know basis), unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable law or listing requirements (provided that the disclosing Party shall give the other parties prompt notice and the opportunity to avoid such disclosure and shall cooperate in such efforts to keep such information confidential) or (ii) disclosed in an action or proceeding brought by a Party hereto in pursuit of its rights or in the exercise of its remedies hereunder. For purposes of this Agreement, “confidential information” means all documents and information concerning the other Party first furnished to it by the other Party or such other Party’s representatives, or otherwise first learned by it, in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the Party hereto receiving such documents or information without any obligation of confidentiality, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party, (c) later acquired by the receiving Party without any obligation of confidentiality from another source if the receiving Party is not aware that such source is under an obligation to another Party hereto to keep such documents and information confidential, or (d) independently received or developed by the receiving Party who is not in breach of any obligations under this Agreement or any other agreement to which it is a party.

8.	NO INTERFERENCE

The rights and obligations of the Parties under this Agreement shall not interfere with or eliminate the rights that Chengshan or Cooper may be entitled to under the amended and restated Sino-foreign equity joint venture contract dated January 5, 2010 by and between Chengshan and Cooper (the “JV Contract”) (subject, however, to the provisions in the Settlement Agreement and its appendix).

9.	GOVERNING LAW

This Agreement will be construed and interpreted in accordance with and governed by the laws of the PRC.

10.	DISPUTE RESOLUTION

(a)	Consultations and Arbitration. The Parties shall attempt to settle any and all disputes, controversies or claims (the “Dispute”) arising out of or relating to the formation, validity, interpretation, implementation or termination of this Agreement, or the breach hereof or relationships created hereby through friendly consultations. If a Dispute is not resolved through friendly consultations within thirty (30) days from the date a Party gives the other Parties written notice of a Dispute, then it shall be resolved exclusively and finally by arbitration in Hong Kong at the Hong Kong International Arbitration Center (“HKIAC”) in accordance with the arbitration rules then in effect of the HKIAC.

(b)	Arbitration Proceedings and Award. Any arbitration shall be heard before a tribunal consisting of a sole arbitrator jointly appointed by the Parties (the “Sole Arbitrator”). In case the Parties cannot reach an agreement on the nomination of the Sole Arbitrator, the HKIAC shall appoint such Sole Arbitrator for the Parties. The language of the arbitration shall be English and Chinese. The arbitration shall be final and binding on the Parties, and may be enforced by any court of competent jurisdiction. The prevailing Party or Parties in the arbitration shall be entitled to receive reimbursement of their reasonable expenses (including attorney’s fees and translation fees) incurred in connection therewith. Notwithstanding the foregoing, the Parties to the arbitration shall have the right to bring judicial proceedings to obtain preliminary injunctive relief at any time during the pendency of arbitration proceedings for any alleged Breach of Article 7 or Article 12 herein; provided that such preliminary injunctive relief shall be subject to final arbitral decisions.

11.	NOTICE

Except where specifically provided otherwise, all notices and other communications authorized hereunder shall be given in writing to the person listed below either by personal delivery to said person, by registered or certified mail, return receipt requested, or by courier. Notices sent via facsimile must be confirmed through personal delivery of the original by means of at least one of the methods outlined herein. Any changes to the contact information of a Party below shall be effective upon a written notice to the other Parties.

CHENGSHAN

Address:	No. 98, Nanshan Road North, Rongcheng City, Shandong Province, PRC
Tel:	0631-7523079
Fax:	0631-7523888
Attn:	Shuhong Liu

COOPER

Address:	701 Lima Avenue, Findlay, Ohio
Tel:	419.424.4333
Fax:	419.831.6893
Attn:	Jay McCracken, Director

CTB

Address:	701 Lima Avenue, Findlay, Ohio
Tel:	419.420.6059
Fax:	419.831.6940
Attn:	Steve Zamansky, General Counsel

PRAIRIE

Address:	No. 98, Nanshan Road North, Rongcheng City, Shandong Province, PRC
Tel:	0631-7523079
Fax:	0631-7523888
Attn:	Shuhong Liu

12.	NON-COMPETE

12.1	Should Cooper purchase Chengshan’s ownership interest in CCT, for 4 years after the Closing Date (as defined in Cooper Equity Transfer Agreement), Chengshan shall not, either directly or indirectly (through affiliates or otherwise), engage in a Competitive Business Activity (as defined below) anywhere in the world. For the purposes hereof, the term “Competitive Business Activity” shall mean: (i) engaging in, or managing or directing any person or business that is engaged in, any business that manufactures, designs or develops, or licenses the manufacturing, design or development, of tires; (ii) acquiring or having an ownership interest in any person or business that manufactures, designs or develops, or licenses the manufacturing, design or development, of tires (except for passive ownership of 3 percent or less of any entity whose securities are listed on any major national or international stock exchange); or (iii) participating in any capacity (whether as consultant, advisor, independent contractor, proprietor, partner, joint venturer or otherwise) in the financing, operation, management or control of any person or business that manufactures, designs or develops, or licenses the manufacture, design or development, of tires; provided, however, that Chengshan shall be allowed to purchase, sell and market tires so long as such activities do not conflict with the non-compete restrictions set forth above. Notwithstanding the above, should Cooper purchase Chengshan’s ownership interest in CCT, and Chengshan and CCT enter into an offtake agreement whereby CCT supplies tires to Chengshan, then both Cooper and CTB shall either allow CCT to design the tires for Chengshan or grant a waiver to allow Chengshan to design the tires to be manufactured and supplied by CCT.

12.2	It is expressly understood and agreed that although the Parties consider the restrictions contained in Article 12.1 above to be reasonable, if a final determination is made by an arbitration tribunal of competent jurisdiction that the time or territory or any other restriction contained in Article 12.1 above is an unenforceable restriction against Chengshan, the provisions of Article 12.1 above shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such tribunal may determine or indicate to be enforceable.

13.	MISCELLANEOUS

13.1	Dividends Payment: As soon as practicable after the Option Commencement Date, and in no event later than the Payment Date (as defined in the applicable Equity Transfer Agreement), Cooper and Chengshan shall cause a meeting of the Board of Directors of CCT to be convened, and at such meeting, Cooper and Chengshan shall respectively cause the directors it appointed to the Board of Directors of CCT to adopt a resolution to declare and distribute as soon as possible a dividend to Cooper and Chengshan in accordance with their respective shareholdings in CCT with respect to CCT’s net income (after enterprise income tax) as reported in the audited annual financial statements for fiscal year of 2013 of CCT (the “Dividend Distribution”), in an amount equivalent to US$14,984,851.05 in the aggregate. In the event that Chengshan exercised Chengshan’s Call Option, the gross amount of Dividend Distribution paid to Cooper shall be deducted from the Purchase Price (as defined in the Chengshan Equity Transfer Agreement), and in the event that Chengshan exercised Chengshan’s Put Option, or Cooper exercised Cooper’s Option, the gross amount of Dividend Distribution paid to Chengshan shall be deducted from the Purchase Price (as defined in the Cooper Equity Transfer Agreement).

13.2	Information Access. In the event Chengshan exercises the Chengshan Call Option and the Parties complete Prairie’s purchase of Cooper’s equity in CCT, Chengshan and Prairie hereby undertake that they shall jointly cause CCT, for 5 calendar years (including the year when the Closing (as defined in the Chengshan Equity Transfer Agreement) occurs) from and after the Closing (as defined in the Chengshan Equity Transfer Agreement), in accordance with legitimate legal, tax, accounting and financial reporting requirements, and upon reasonable prior notice provided by Cooper, to provide Cooper and its authorized representatives with reasonable access (on-site or otherwise) during normal business hours, to all the information and materials (in whatever form) regarding the financial, tax, business and legal aspects of CCT for the period of the 5 calendar years (including the year when the Closing (as defined in the Chengshan Equity Transfer Agreement) occurs) prior to and including the year of the Closing (as defined in the Chengshan Equity Transfer Agreement) (the “Company Information”) as may be reasonably needed for tax, accounting, financial reporting and legal purposes. Chengshan and Prairie shall also jointly cause CCT to maintain the Company Information after the Closing Date (as defined in the Chengshan Equity Transfer Agreement), as it historically has done in the ordinary course of business. Cooper shall ensure that such requests for Company Information shall not unreasonably interfere with the normal operation of the business of CCT.

13.3	The Undertakings of Chengshan

13.3.1	Chengshan shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective in the most expeditious manner possible the transactions contemplated under this Agreement and the Chengshan Equity Transfer Agreement.

13.3.2	Prior to and after the Closing (as defined in the Chengshan Equity Transfer Agreement), Chengshan will do and perform, or cause to be done and performed (including, without limitation, causing Prairie to do and perform), all such further acts and things, and shall execute and deliver or cause Prairie to execute and deliver, all such other agreements, certificates, instruments and documents, as Cooper and CTB may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the Chengshan Equity Transfer Agreement and the consummation of the transactions contemplated thereby.

13.3.3	Upon Chengshan Group’s Purchase of Cooper’s interest in CCT, Chengshan shall cause CCT to settle any pending true-up (the “Unsettled Payment”) incurred from the existing tire supply transactions between Cooper’s affiliate and CCT as of the end of the month in which the Closing (as defined in the Chengshan Equity Transfer Agreement) occurs, by offsetting such Unsettled Payment from the first payment (and the next payment(s) until all the Unsettled Payment is fully offset) owed by Cooper’s affiliate to CCT under the TBR Offftake Agreement and PRC Offtake Agreement executed between CTB and CCT dated August 14, 2014.

13.4	The Undertakings of CTB

13.4.1	CTB shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective in the most expeditious manner possible the transactions contemplated under this Agreement and the Cooper Equity Transfer Agreement.

13.4.2	Prior to and after the Closing (as defined in the Cooper Equity Transfer Agreement), CTB will do and perform, or cause to be done and performed (including, without limitation, causing Cooper to do and perform), all such further acts and things, and shall execute and deliver or cause Cooper to execute and deliver, all such other agreements, certificates, instruments and documents, as Chengshan may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the Cooper Equity Transfer Agreement and the consummation of the transactions contemplated thereby.

14.	BINDING EFFECT

This Agreement shall be binding on the Parties hereto and their heirs, executors, administrators, personal representatives, successors, assigns or transferees, provided that neither party shall be entitled to transfer its rights or obligations hereunder without the written consent of the other party, Nothing contained herein or in any of the agreements referred to herein shall be construed or interpreted to prevent or prohibit any party under this Agreement (except for Prairie) or its affiliate from undertaking a transfer of its equity, merger or change of control transaction.

15.	SEVERABILITY

If any provision of this Agreement should be or become fully or partially invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

16.	AMENDMENT

This Agreement may not be amended, modified or waived except by a written agreement executed by the Parties hereto.

17.	ENTIRE AGREEMENT

This Agreement and the agreements referred to herein constitute the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and thereof and are intended to supersede any and all prior agreements, oral or written, among the Parties with respect to the subject matter contemplated under these agreements.

18.	ORIGINALS

This Agreement is being executed both in English and Chinese, and both versions shall have equal effect in law. Each of the Parties should hold 1 original copy in Chinese, and 1 original copy in English.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

CHENGSHAN GROUP COMPANY LIMITED

/s/ Hongzhi Che
By:	Hongzhi Che
Position:	Chairman

PRAIRIE INVESTMENT LIMITED

/s/ Hongzhi Che
By:	Hongzhi Che
Position:	Authorized Representative

COOPER TIRE INVESTMENT HOLDING (BARBADOS) LTD.

/s/ Hal Miller
By:	Hal Miller
Position:	Director

COOPER TIRE & RUBBER COMPANY

/s/ Bradley Hughes
By:	Bradley Hughes
Position:	Senior Vice President